UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is hosting its 2022 Investor Day event today, December 7, 2022, at 12 noon Eastern Standard Time. A live webcast of the Company's 2022 Investor Day presentation is available on the Company's website at https://www.southwestairlinesinvestorrelations.com, in the Events and Presentations section under Upcoming Events. Likewise, a replay of the webcast will be made available immediately following the conclusion of the live event. Within the 2022 Investor Day presentation, the Company is providing, among other things, updated guidance regarding selected financial trends in fourth quarter 2022, first quarter 2023, and full year 2023. The slides used in conjunction with the Company's 2022 Investor Day presentation are furnished herein as Exhibit 99.1 and are incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:
99.1 Southwest Airlines 2022 Investor Day Presentation.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

December 7, 2022	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)